Reportable Segments

	Set forth are the Company’s results of operation
	for the periods indicated
	(In thousands)
	Three Months Ended September 30		Nine Months Ended September 30

	2007	2006	2007	2006

Reportable Segments (1)

Total segment revenues
Gulf of Mexico OCD	$32,037	$51,868	$80,075	$148,756
Gulf of Mexico Subsea	45,620	46,416	117,724	116,927
Latin America	39,404	163,009	174,269	369,477
West Africa	44,626	46,348	153,876	135,691
Middle East	41,530	630	84,955	1,516
Asia Pacific/India	8,977	19,374	156,934	193,569

Subtotal	212,194	327,645	767,833	965,936

Intersegment eliminations
Gulf of Mexico OCD	—	(2,311)	(7,726)	(9,335)
Gulf of Mexico Subsea	(8,225)	(8,469)	(13,511)	(24,620)
Latin America	—	—	—	(1,218)
Middle East	(401)	—	(16,966)	—
Asia Pacific/India	(32)	—	(145)	—

Subtotal	(8,658)	(10,780)	(38,348)	(35,173)

Consolidated revenues	203,536	316,865	729,485	930,763

Income (loss) before taxes
Gulf of Mexico OCD	4,888	15,490	10,115	37,631
Gulf of Mexico Subsea	21,974	25,978	48,395	46,088
Latin America	10,282	49,762	75,101	77,734
West Africa	2,924	5,620	(4,857)	25,126
Middle East	2,489	(486)	15,027	(3,961)
Asia Pacific/India	(6,145)	(8,378)	25,192	19,232
Corporate (litigation provision)	—	—	—	13,699
Corporate net interest income (expense)	6,729	1,448	11,698	(1,526)

Consolidated income before taxes	$43,141	$89,434	$180,671	$214,023

(1)	On July 1, 2007, the Company reorganized its reportable segments to align them with the Company’s growth strategy and renewed focus on diving and underwater services (“subsea services”). This reorganization principally consisted of (i) a geographical shift of India operations from the Middle East segment to the Asia Pacific segment and (ii) corporate interest income and expense no longer being allocated to the reportable segments.